Exhibit 21.1

List of Subsidiaries
Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Intelsat (Bermuda), Ltd.	Bermuda

Intelsat Intermediate Holding Company, Ltd.	Bermuda

Intelsat Subsidiary Holding Company, Ltd.	Bermuda

Intelsat Holdings LLC	Delaware

Intelsat LLC	Delaware

Intelsat Global Sales & Marketing Ltd.	England and Wales

Intelsat Global Service Corporation	Delaware

Intelsat UK Financial Services, Ltd.	England and Wales

Intelsat Clearinghouse Corporation	Delaware

Intelsat (Gibraltar) Limited	Gibraltar

Intelsat (Luxembourg) Sarl	Luxembourg

Intelsat Poland Sp. z.o.o.	Poland

Intelsat Holding Corporation	Delaware

Intelsat Corporation	Delaware

PanAmSat Communications Carrier Services, Inc.	California

PanAmSat Communications Japan, Inc.	California

PanAmSat Communications Services, Inc.	California

Southern Satellite Corp.	Connecticut

AccessPas, Inc.	Delaware

PanAmSat International Holdings, LLC	Delaware

G2 Satellite Solutions Corporation	Delaware

Service and Equipment Corporation	Delaware

Southern Satellite Licensee Corporation	Delaware

PanAmSat India Marketing, L.L.C.	Delaware

PanAmSat Asia Carrier Services, Inc.	Delaware

PanAmSat Capital Corporation	Delaware

PanAmSat Services, Inc.	Delaware

PanAmSat India, Inc.	Delaware

PanAmSat International Employment, Inc.	Delaware

PanAmSat International Sales, Inc.	Delaware

PAS International, LLC	Delaware

PanAmSat Licensee Corp.	Delaware

USHI, LLC	Delaware

PanAmSat International Systems Marketing, LLC	Delaware

PanAmSat H-2 Licensee Corp.	Delaware

PanAmSat Europe Corporation	Delaware

PanAmSat International Systems, LLC	Delaware

PanAmSat Satellite PAS 1R, Inc.	Delaware

PanAmSat Satellite PAS 6B, Inc.	Delaware

PanAmSat Satellite PAS 7, Inc.	Delaware

PanAmSat Satellite PAS 8, Inc.	Delaware

PanAmSat Satellite PAS 9, Inc.	Delaware

PanAmSat Satellite PAS 10, Inc.	Delaware

PanAmSat Satellite Galaxy 3C, Inc.	Delaware

PanAmSat Satellite Galaxy 4R, Inc.	Delaware

PanAmSat Satellite Galaxy 10R, Inc.	Delaware

PanAmSat Satellite Galaxy 11, Inc.	Delaware

PanAmSat Satellite Galaxy 12, Inc.	Delaware

PanAmSat Satellite Galaxy 13, Inc.	Delaware

PanAmSat Satellite HGS 3, Inc.	Delaware

PanAmSat Satellite HGS 5, Inc.	Delaware

PanAmSat Satellite Galaxy 1R, Inc.	Delaware

PanAmSat Satellite Galaxy 3R, Inc.	Delaware

PanAmSat Satellite Galaxy 5, Inc.	Delaware

PanAmSat Satellite Galaxy 9, Inc.	Delaware

PanAmSat Satellite Galaxy 14, Inc.	Delaware

PanAmSat Satellite Galaxy 15, Inc.	Delaware

PanAmSat Satellite Galaxy 16, Inc.	Delaware

PanAmSat Satellite Leasat F5, Inc.	Delaware

PanAmSat Satellite PAS 2, Inc.	Delaware

PanAmSat Satellite PAS 3, Inc.	Delaware

PanAmSat Satellite PAS 4, Inc.	Delaware

PanAmSat Satellite PAS 5, Inc.	Delaware

PanAmSat Satellite SBS 6, Inc.	Delaware

Sonic Telecom Limited	United Kingdom

PanAmSat Limited Liab. Co.	Switzerland

PanAmSat Africa (Proprietary) Ltd.	South Africa

PanAmSat Asia Pty. Ltd	Australia

PanAmSat Europe Limited	United Kingdom

PanAmSat FSC, Inc.	Barbados

PanAmSat India Private Limited	India

PanAmSat Korea Limited	South Korea

PanAmSat Asia (Hong Kong) Limited	Hong Kong

PanAmSat do Brasil Ltda.	Brazil

PanAmSat Sistemas de Comunição DTH do Brasil Ltda.	Brazil

PanAmSat International Systems Limited	Cayman Islands

PanAmSat Satellite Europe Limited	United Kingdom

PanAmSat France SAS	France

Europe*Star Gesellschaft fuer Satellitenkommunikation mbH	Germany